UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2018

MACOM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35451	27-0306875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street

Lowell, Massachusetts 01851

(Address of Principal Executive Offices and Zip Code)

(978) 656-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 10, 2018, MACOM Japan Limited, a company established under the laws of Japan (“MACOM Japan”), completed the previously reported sale and transfer to CIG Shanghai Co., Ltd., a company established under the laws of PRC (the “Buyer”), of certain capital equipment, inventory and other assets associated with MACOM Japan’s long-range optical subassembly product line (the “LR4 Business”) and grant of a non-exclusive license to the Buyer with respect to related intellectual property, pursuant to the Asset Purchase and Intellectual Property License Agreement (the “Agreement”), dated April 30, 2018, by and among the Buyer, MACOM Japan and MACOM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”) (solely with respect to Sections 2.5 and 12.16 thereof), as amended by an Amendment to Asset Purchase and Intellectual Property License Agreement, dated May 10, 2018, by and among the Buyer and MACOM Japan (the “Amendment” and, together with the Agreement, the “APA”).

The APA provides that the Buyer will pay $5.0 million to MACOM Japan within 30 days following the closing of the transactions contemplated by the APA, provide the Company with the opportunity to supply components and will pay MACOM Japan an additional estimated $5.0 million and $12.0 million for certain capital equipment and inventory, respectively, within 60 days following the closing of the transactions contemplated by the APA, subject to receipt of required government approvals.

The foregoing descriptions of the APA and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Agreement and the Amendment, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement and the Amendment were made only for purposes of each such agreement and as of specific dates, are solely for the benefit of the parties to each such agreement, are not intended as statements of fact to be relied upon by shareholders or other security holders of MACOM, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to each such agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet as of March 30, 2018 has been prepared to give effect to the disposition of certain assets and liabilities of the LR4 Business as if it had been consummated on March 30, 2018. The unaudited pro forma condensed consolidated statement of operations for the six months ended March 30, 2018 and the fiscal year ended September 29, 2017 give effect to the disposition of certain assets and liabilities of the LR4 Business as if the sale had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of March 30, 2018 and the unaudited pro forma condensed consolidated statement of operations for the six months ended March 30, 2018 and the fiscal year ended September 29, 2017 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1	Asset Purchase and Intellectual Property License Agreement, dated as of April 30, 2018, by and among CIG Shanghai Co., Ltd., MACOM Japan Limited and MACOM Technology Solutions Holdings, Inc (solely with respect to Sections 2.5 and 12.16 thereof).*

2.2	Amendment to Asset Purchase and Intellectual Property License Agreement, dated as of May 10, 2018, by and among MACOM Japan Limited and CIG Shanghai Co., Ltd.

99.1	Unaudited pro forma condensed consolidated balance sheet as of March 30, 2018 of MACOM Technology Solutions Holdings, Inc. and unaudited pro forma condensed consolidated statement of operations of MACOM Technology Solutions Holdings, Inc. for the six months ended March 30, 2018 and fiscal year ended September 29, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 15, 2018	By:	/s/ Robert J. McMullan
Name: Robert J. McMullan Title: Senior Vice President and Chief Financial Officer